Exhibit 99.1
Filed by Gasco Energy, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Acquiring Company: Gasco Energy, Inc. (000-26321)
Subject Company: Brek Energy Corporation (000-27753)
For Immediate Release on Wednesday, September 20, 2006
Gasco Energy Acquires Working Interest Partner Brek Energy
in Stock-for-Stock Merger
Transaction Accretive to NAV; Consolidates
Uinta Basin and Green River Basin Leasehold
DENVER — (PR Newswire) — September 20, 2006 — Gasco Energy, Inc. (AMEX: GSX) today announced that it has agreed to purchase Brek Energy Corporation. (OTCBB: BREK) for equity consideration of approximately 11 million shares of Gasco Energy common stock valued at approximately $32 million based on the closing price of Gasco’s common stock on September 20, 2006. The acquisition is expected to simplify Gasco’s acreage portfolio by absorbing a working interest partner that previously owned approximately 14% working interest in Gasco’s undeveloped acreage in both Utah and Wyoming. The acquisition will increase Gasco’s reserves, production, and net leasehold acreage in Utah’s Uinta Basin and in Wyoming’s Green River Basin where the two companies share leasehold acreage in common. Accordingly, the acquisition is in line with Gasco’s long-standing strategy of aggregating its acreage position in its core areas, which it has done over the years in a series of transactions with other operators and industry partners.
As a result of the acquisition, Gasco will acquire approximately 17,095 net acres in the Uinta Basin, increasing its average working interest in its Uinta Basin properties to 74% from its current average working interest of approximately 60%, and approximately 12,495 net acres in Wyoming’s Green River Basin, increasing its average working interest in its Green River Basin properties to 63% from its current average working interest of approximately 49%. Pro forma for the transaction, Gasco will own or control 124,281 gross acres (91,565 net) in the Uinta Basin and 92,212 gross acres (57,718 net) in the Green River Basin.
Brek’s year-end 2005 proved reserves totaled 5.8 billion cubic feet of natural gas equivalents (Bcfe), of which approximately 98% is natural gas. Proven undeveloped reserves represented approximately 80% of the total. At December 31, 2005, Gasco’s proven reserves were 76.7 Bcfe.
Current net production included in the transaction is estimated at 170 thousand cubic feet of natural gas per day. Gasco will not incur any additional overhead expenses as a result of the acquisition.
After giving effect to the transaction, Gasco expects to operate 52 gross wells and own over 100 miles of gathering system, plus a natural gas processing plant. In addition, after giving effect to the transaction, Gasco will own or control 216,493 gross and 149,283 net leasehold acres in its core areas of operations. Gasco currently has seven rigs under contract, four of which are operating in the Riverbend Project, one of which is operating in Wyoming. Gasco expects delivery of an additional rig in Utah in January 2007 and a second rig in Wyoming in September 2006.
The company does not expect the 2006 CAPEX budget of $80 million to be revised materially to accommodate the higher working interest in the remainder of the 2006 drilling program. Brek has frequently opted to go non-consent on previous Gasco wells in which it received an authority for expenditure, allowing Gasco to participate with a higher working interest. The increased interest Gasco is bearing is offset by an estimated fewer gross wells of 28 to 30 versus the previously announced gross well target of 32 wells. Fewer gross wells are being drilled due to previously announced delays in obtaining the fourth rig and mechanical breakdowns earlier in the year of one of the existing rigs. Gasco’s previously announced target of 15 net wells for 2006 remains unchanged.

Management Comment
Commenting on the acquisition, Gasco’s CEO and President, Mark Erickson said: “The acquisition is consistent with our strategy of consolidating acreage in our core areas from other operators and industry partners. The transaction is accretive on a net asset value per-share basis and increases our existing acreage position by approximately 20%. The transaction is a natural fit and one that we have targeted for some time. The undeveloped acreage represents the bulk of the value in this transaction. Since the properties are a direct overlay to the leases we already hold in Utah and Wyoming, we are in a unique position to evaluate Brek. The resource and reserve potential of Brek’s properties are nearly proportionate to our own properties. Increased ownership furthers our conviction and dedication to best developing the Uinta Basin while reinforcing our bullishness on the Rockies as one of the most important areas for future development of natural gas.”
The boards of directors of Gasco and Brek have each approved the terms of the transaction, which is expected to close near the end of 2006. The completion of the acquisition is subject to the approval of the stockholders of Brek and the completion of a distribution of certain subsidiaries of Brek to its stockholders. Under the terms of the transaction, a wholly owned subsidiary of Gasco will merge with and into Brek. As a result of the merger, Brek will become a wholly owned subsidiary of Gasco and each stockholder of Brek will receive a number of shares of stock of Gasco equal to 11 million divided by the total number of shares of common stock of Brek outstanding on the date of the merger, calculated on a fully diluted basis. As part of the transaction, the directors of Brek, who collectively own approximately 24% of Brek’s outstanding common stock, have entered into an agreement to vote their shares in favor of the transaction. In addition, Brek’s President and CEO, who owns approximately 18% of the outstanding common stock of Brek, has agreed to deposit 550,000 shares of Gasco common stock acquired in the transaction in escrow to satisfy any claims with respect to breaches of representations and warranties of Brek.
Prior to the consummation of the merger, Brek is required to distribute its ownership of Vallenar Energy Corp., which owns oil and gas properties in Texas that are non-core to Gasco’s operating strategy, together with other non-core assets. The distribution of such assets is a condition to the consummation of the merger and is subject to the satisfaction of regulatory approvals. JPMorgan served as advisor to Gasco in the transaction.
About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.
Investor Notice
Gasco and Brek will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission in relation to this transaction. Investors and security holders are urged to read carefully these documents when they become available because they will contain important information regarding Gasco, Brek and the merger. A definitive joint proxy statement/prospectus will be sent to security holders of Brek seeking their approval of the transactions contemplated by the merger agreement. The approval of the security holders of Gasco is not required to consummate the merger. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about Gasco and Brek, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the respective companies as follows: Information regarding Gasco can be obtained by contacting its investor relations department at 303-483-0044or by accessing its website at www.gascoenergy.com, and information regarding Brek can be obtained by contacting its investor relations department at 866-472-7987 or by accessing its website at www.brekenergy.com.
     Gasco, Brek and their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from Brek’s stockholders in connection with the proposed transactions. Information regarding such persons and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.
Forward-looking statements
Certain statements set forth in this press release relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under “Risk Factors” in Item 1. of the Company’s 2005 Form 10-K filed with the Securities and Exchange Commission on March 3, 2006.
Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

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